SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 25, 2005

Date of Report (date of earliest event reported)
OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1341 Orleans Drive
Sunnyvale, California 94089-1136

(Address of principal executive offices)
(408) 542-3000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.
     The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     This Current Report on Form 8-K/A is being filed to correct an error that appeared in the press release that was filed as Exhibit 99.1 to the Current Report on Form 8-K of OmniVision Technologies, Inc. that was filed on August 25, 2005 (the “Original 8-K”). In the originally filed press release, net income per diluted share was incorrectly reported as $0.24 per share as the result of an arithmetic error in the calculation of the impact on EPS of the consolidation of the earnings of Silicon Optronics Inc. into OmniVision Technologies Inc. for the quarter ended July 31, 2005 under FAS128. The correct net income per diluted share was $0.25 for such quarter. The full text of the corrected press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     The following exhibit is furnished herewith:
99.1	Corrected Press Release, dated August 25, 2005, of OmniVision Technologies, Inc. announcing its financial results for its first fiscal quarter ended July 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2005
OmniVision Technologies, Inc.

	By:	/s/ SHAW HONG

Shaw Hong
President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
99.1	Corrected Press Release, dated August 25, 2005, of OmniVision Technologies, Inc. announcing its financial results for its first fiscal quarter ended July 31, 2005.